Legg Mason California Municipals Fund Inc
Legg Mason Partners Managed Municipals Fund
Western Asset Emerging Markets Debt Portfolio
Western Asset High Yield Bond Portfolio
Item 77Q1

April 9, 2007

PFPC, Inc.
301 Bellevue Parkway
Wilmington, DE 19809

Re:	Transfer Agency and Services Agreement
Ladies and Gentlemen:

      Reference is made to the Transfer Agency and Services
Agreement (as amended to date, the "Agreement"), dated as of January 1, 2006, by and among PFPC, Inc., a Massachusetts corporation, and each investment company identified as an "Old Fund" on Exhibit A hereto (each, a "Fund" and, collectively, the "Funds") on behalf of each of its series identified as "Old Portfolios" on Exhibit A hereto (each, a "Portfolio" and, collectively, the "Portfolios").
      In connection with a restructuring of the complex of which the Funds and Portfolios are a part, as of the close of business on April 13, 2007 or April 27, 2007, as indicated on Exhibit A hereto (each, a "Closing Date"), many of the Funds and Portfolios will be reorganized as set forth on Exhibit A hereto. Additionally, as indicated on Exhibit A, several Funds and Portfolios have recently ceased or shall cease operations following fund combinations (or otherwise) on the date indicated on Exhibit A hereto (each, a "Termination Date").
      On each applicable Closing Date, (i) each investment company identified as a "New Fund" shall become a "Fund" party to the Agreement on behalf of each of its series identified on Exhibit A as a "New Portfolio" and shall assume all of the rights and obligations under the Agreement of the corresponding Old Fund with respect to each applicable Old Portfolio (or, if such Old Fund has no Old Portfolios, with respect to the Old Fund itself),
(ii) each such New Portfolio shall be deemed a "Portfolio" within the meaning of the Agreement, and (iii) each Old
Portfolio shall cease be deemed to be a "Portfolio" under the Agreement. As of each applicable Termination Date, each Old Portfolio indicated on Exhibit A hereto as terminating operations shall cease to be deemed a "Portfolio" under the Agreement.
      As of the date on which an Old Fund has no further rights or obligations under the Agreement, by virtue of
(i) all of the rights and obligations of its Old Portfolios
(or, if such Old Fund has no Old Portfolios, the Old Fund itself) having been assumed by one or more New Funds and/or
(ii) its Old Portfolios (or, if such Old Fund has no Old
Portfolios, the Old Fund itself) having ceased operations, such Old Fund shall cease to be a party to the Agreement and shall have no rights or obligations thereunder.
      Except to the extent expressly set forth herein, this letter shall not be deemed to otherwise amend or modify any term of the Agreement.

      Please sign below to evidence your consent and
agreement to the above.
EACH MANAGEMENT INVESTMENT COMPANY
IDENTIFIED ON EXHIBIT A HERETO AS
AN "OLD FUND"
OR A "NEW FUND"
By:
Name:
Title:

Consented and Agreed to:

PFPC, INC.

By:
Name:	Peter L. Tenggren
Title:	Senior Vice President
	and Managing Director

Exhibit A
Old Fund: Legg Mason Partners California Municipals Fund, Inc.
(f/k/a Smith Barney California Municipals Fund Inc.)

Old Portfolio: n/a

Restructuring, Fund Combination or Other Cessation of Operations:
 Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners California Municipals Fund

Closing Date or Termination Date (as applicable): 4/13/07



Old Fund:Legg Mason Partners Managed Municipals Fund ,Inc.
(f/k/a Smith Barney Managed Municipals Fund, Inc.)

Old Portfolio: n/a

Restructuring, Fund Combination or Other Cessation of Operations:
Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners Managed Municipals Fund

Closing Date or Termination Date (as applicable): 4/13/07




Old Fund:

Western Asset Emerging Market Debt Portfolio
 (f/k/a Salomon Brothers Institutional Emerging Markets Debt Fund)

Restructuring, Fund Combination or Other Cessation of Operations: Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Western Asset Emerging Markets Debt Portfolio

Closing Date or Termination Date (as applicable): 4/13/07



Old Fund:Western Asset Funds II, Inc. (f/k/a Salomon Brothers
Institutional Series Funds Inc.)

Old Portfolio: Western Asset Global High Yield Bond Portfolio
 (f/k/a Salomon Brothers Institutional High Yield Bond Fund)

Restructuring, Fund Combination or Other Cessation of Operations: Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Western Asset Global High Yield Bond Portfolio

Closing Date or Termination Date (as applicable): 4/13/07